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                                                                   EXHIBIT 10.2

                       APEX PC SOLUTIONS, INC.
               S CORPORATION INDEMNIFICATION AGREEMENT

    THIS S CORPORATION INDEMNIFICATION AGREEMENT (the "Agreement") is made the 29 day of December, 1995, by and between Apex PC Solutions, Inc., a Washington corporation (the "Company"), and Sterling Crum (the "Shareholder").

    Whereas, the Company has filed as an S corporation, as defined in
Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal and state income tax purposes since inception and terminated its S corporation status on October 31, 1995 (the "Termination Date");

    Whereas, it is anticipated that the Company will sell and issue debt and equity securities to certain investors (the "Investors") named in the Company's Stock and Subordinated Note Purchase Agreement dated of even date herewith (the "Purchase Agreement"); and

    Whereas, the Investors have required the Shareholder and the Company to enter into this Agreement to provide indemnification to the Company in the event income tax liabilities are incurred by the Company, to the extent provided in this Agreement; and

    Now, therefore, the parties hereto agree as follows:

                              ARTICLE I
                         TAX INDEMNIFICATION

    1.1 SHAREHOLDER INDEMNIFICATION FOR TAX LIABILITIES. Except with respect to tax imposed by any tax jurisdiction that does not recognize S corporations as pass-through entities, the Shareholder hereby indemnifies and agrees to hold the Company harmless from, against and in respect of any U.S. federal or state income tax liability (including interest and penalties), if any, resulting from the Company failing to qualify as an S corporation under Code section 1361(a)(1)for any taxable period ending on or prior to the Termination Date (the "Indemnification Period").

    1.2 AUDIT AND CONTEST RIGHTS. The parties hereto shall cooperate with each other in the conduct of any audit or other proceeding relating to the Company's income taxes relating to the Indemnification Period. Within twenty
(20) days notice of any proposed or threatened adjustment which could give rise to a claim for indemnification under Section 1.1, the Company shall notify the Shareholder thereof and thereafter, the Shareholder shall have the right to control any resulting proceedings and to determine when, whether and to what extent to settle any such claim, assessment or dispute; provided, however, that the Shareholder shall not settle or otherwise agree to any adjustment or adjustments that would have the effect of increasing any tax liability with respect to the Company without obtaining the prior written consent of the Company.

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    1.3  PAYMENTS.  The Shareholder shall make any payment under Section 1.1 within thirty (30) days after the final determination (as such term is defined in Section 1313(a) of the Code) of any tax liability resulting in a claim for indemnification. Any amounts paid by the Shareholder hereunder shall be treated as contributions to the capital of the Company.

                             ARTICLE II
                            MISCELLANEOUS

    2.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

    2.2 CONSTRUCTION OF TERMS. Nothing herein implied is intended, or shall be construed, to confer upon or give any person, form or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    2.3 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Washington.

    2.4 AMENDMENT AND MODIFICATION. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor, except as specifically set forth herein, is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder. Notwithstanding the foregoing, no provision of this Agreement may be amended or waived by the Company or the Shareholder without the prior written consent of the Designated Representative (as such term is defined in the Purchase Agreement).

    The Company and the Shareholder agree and acknowledge that the Investors are purchasing securities of the Company in reliance, in part, upon the agreements between the Company and the Shareholders set forth in this Agreement.

    2.5 INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

    2.6 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.


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    2.7  ENTIRE AGREEMENT.  This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings with respect to the subject matter.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SHAREHOLDER                            APEX PC SOLUTIONS, INC.
                                       a Washington corporation



/s/ Sterling Crum                      By: /s/ Kevin Hafer
-----------------------------------        --------------------------------
Sterling Crum                                    Kevin Hafer, President



     [Signature Page to S Corporation Indemnification Agreement]


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